                                                                    EXHIBIT 99.1

[HUBBELL LOGO]

         Date:             October 19, 2004          NEWS RELEASE

         For Release:      IMMEDIATELY               HUBBELL INCORPORATED
                                                     584 Derby-Milford Road
                                                     P.O. Box 549
                                                     Orange, CT 06477
                                                     203-799-4100

         Contact:          Thomas R. Conlin

                            HUBBELL REPORTS CONTINUED

                                  STRONG GROWTH

ORANGE, CT. (October 19, 2004) -- Hubbell Incorporated (NYSE: HUBA, HUBB) today reported continued growth in sales, net income, and earnings per share during the third quarter ended September 30, 2004.

Sales for the quarter were $525.1 million or a 15% increase over sales of $457.3 million reported for the corresponding period of 2003. Net income was 21% higher at $41.5 million and diluted earnings per share increased by 18% to $.67 as compared to $34.4 million and $.57, respectively, reported in the prior year.

Profit results in both periods included items which affect comparability:

      - In 2004, expenses included under the Company's continuing restructuring programs were $2.1 million pre-tax.

      - In 2003, a benefit of $1.8 million, pre-tax resulting from a net credit associated with favorable estimate adjustments under the Company's on-going restructuring of lighting operations and a favorable legal settlement.

"Hubbell's results for the quarter met our expectations," said Timothy H. Powers, Chairman, President and Chief Executive Officer, "and are consistent with our guidance for the year. Our markets continue to recover at a modest pace which benefited sales volume. As we've noted previously, more than 70% of Hubbell's volume comes from markets which have bottomed or are exhibiting positive growth trends."

                                   -continued-

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"Also of importance to our results," Powers added, "are the cumulative accomplishments in our strategic initiatives which are transforming Hubbell's operations. Lean manufacturing, expansion of low-cost sourcing, restructuring, and our focus on asset efficiency contributed to another quarter's improvement in operating profit margin which for 2004 year-to-date is up by 160 basis points over the prior year. All of these initiatives as well as the implementation of our enterprise-wide business system are on schedule and achieving their interim objectives."

"Materials cost increases remain a difficulty with little predictability to help in planning. Increases in the price of metals, especially steel, continued during the quarter with a new surge in the cost of energy and related costs such as freight, heating, and plastics. Hubbell implemented several price increases during the third quarter but, as was the case in the second quarter, we did not fully recover the increased costs because of the time lag between higher materials costs and the implementation of price increases."

SEGMENT REVIEW

Sales for the Electrical Segment rose by 14% and operating profit by 21%. Within the Segment, Hubbell's wiring systems business reported higher activity across its multiple industrial and commercial product segments. Though hurricane activity during September interrupted production in Puerto Rico and several other plants for several days, there was little impact on deliveries. Hubbell Lighting added another strong quarter as demand improved across its diversity of markets. Double-digit improvements in sales and operating profits were reported in commercial/industrial lighting product lines and in residential fixtures. Hubbell Electrical Products also reported double-digit sales and operating profit comparisons year-over-year. The strongest percentage growth was gained in harsh and hazardous application products sold under the Chalmit and Killark brand names as customers serving the energy industries increased their investment. Rough-in products sold by the Raco/Bell unit also had a strong quarter.

Hubbell Power Systems reported a 24% increase in sales and a 21% increase in operating profit for the quarter, as well as an all-time record in average daily order input. Underlying growth in the Segment's utility transmission and distribution product markets was one contributor to that performance. Domestic utility customers continued modestly higher project and maintenance investments required by increased activity in the economy and facilitated by stronger utility balance sheets. Storm damage - four hurricanes ravaging Florida and other storms skirting the Gulf and Atlantic coasts - brought Power Systems' capabilities to the fore. Power Systems continued its position as the utility industry's supplier of choice with the industry's

                                   -continued-

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broadest lines of power infrastructure products and customer service personnel providing emergency shipments for 45 consecutive days.

Hubbell's Industrial Technology Segment reported a 3% increase in sales with operating profits up by 33%. The highest positive comparisons were reported by businesses serving industrial manufacturers. Demand for high voltage testing and instrumentation products continued at a low level during the quarter. Internal initiatives resulted in a third successive increase in Segment operating margin
- up by 280 basis points - year-over-year.

SUMMARY AND OUTLOOK

"We've cited our expectations for our strategic initiatives frequently in the past," Powers noted, "and we're pleased to report another quarter of consistent, measurable progress. Cash flow in the third quarter was strong, though not at last year's record pace, enabling a further $50 million increase in our net cash position after paying $20 million in dividends to shareholders. Year-over-year, we've swung from $34 million net debt to $90 million net cash, again, after dividends to shareholders."

"Our markets continue to recover, but at a very modest pace. Recent oil price increases and continuing volatility in the costs of metals add an element of uncertainty to the remaining quarter of 2004 and 2005. At this point, we continue to project modest improvement in overall demand across Hubbell's markets, but year-over-year volume gains in 2005 are expected to be in the low single digits."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about capital resources, performance and results of operations and are based on the Company's reasonable current expectations. These statements may be identified by the use of forward-looking words or phrases such as "volatility", "growth", "expectations", "expected", "transforming", "achieving", "progress", "continuing", "ongoing", "project", and others. Such forward-looking statements

                                   -continued-

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involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the effect and costs of the ongoing Hubbell 2006 business information system initiative and restructuring programs; the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; and competition.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2003 revenues of $1.8 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Italy, Switzerland, and the United Kingdom, participates in a joint venture in Taiwan, and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

                                    # # # # #

                       (Financial Schedules are Attached.)

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                              HUBBELL INCORPORATED
                       CONSOLIDATED STATEMENT OF EARNINGS
                      (in millions, except per share data)

                                              (unaudited)                  (unaudited)
                                           THREE MONTHS ENDED           NINE MONTHS ENDED
                                              SEPTEMBER 30                SEPTEMBER 30
                                          2004            2003         2004            2003
                                       ----------      ----------   ----------      ----------
Net Sales                              $    525.1      $    457.3   $  1,493.2      $  1,326.1
Cost of goods sold                          377.7(1)        329.1      1,072.9(1)        972.4(2)
                                       ----------      ----------   ----------      ----------

Gross Profit                                147.4           128.2        420.3           353.7

Selling & administrative expenses            83.6            77.5        247.2           227.3
Special charges (credits), net                1.9            (0.2)        12.6             5.8
                                       ----------      ----------   ----------      ----------

Total Operating Income                       61.9            50.9        160.5           120.6

Investment income                             1.3             0.8          3.5             2.8
Interest expense                             (5.2)           (5.2)       (15.4)          (15.5)
Other income, net                             0.8               -          0.3             0.7
                                       ----------      ----------   ----------      ----------

Total Other Expense, net                     (3.1)           (4.4)       (11.6)          (12.0)

Income Before Income Taxes                   58.8            46.5        148.9           108.6

Provision for income taxes                   17.3            12.1         42.0            28.2
                                       ----------      ----------   ----------      ----------

NET INCOME                             $     41.5      $     34.4   $    106.9      $     80.4
                                       ==========      ==========   ==========      ==========

Earnings Per Share - Diluted           $     0.67      $     0.57   $     1.74      $     1.33

Average Shares Outstanding - Diluted         61.9            60.7         61.5            60.0
                                       ==========      ==========   ==========      ==========

(1) 2004 Cost of goods sold includes a special charge of $0.2 and $1.3 for Lighting business restructuring in the third quarter and year to date, respectively.

(2) 2003 Cost of goods sold includes a special charge of $1.8 for Lighting business restructuring.

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                              HUBBELL INCORPORATED
                  CONSOLIDATED STATEMENT OF EARNINGS BY SEGMENT
                      (in millions, except per share data)

                                            (unaudited)                (unaudited)
                                         THREE MONTHS ENDED         NINE MONTHS ENDED
                                            SEPTEMBER 30              SEPTEMBER 30
                                          2004         2003         2004         2003
                                       ----------   ----------   ----------   ----------
Net Sales
     Electrical                        $    386.2   $    339.6   $  1,106.9   $    982.7
     Power                                  106.5         86.1        290.2        249.9
     Industrial Technology                   32.4         31.6         96.1         93.5

                                       ----------   ----------   ----------   ----------
          Total Net Sales              $    525.1   $    457.3   $  1,493.2   $  1,326.1
                                       ==========   ==========   ==========   ==========

Operating Income
     Electrical                        $     47.5   $     37.4   $    131.5   $     96.8
     Special (charges) credits, net          (2.1)         0.2        (13.9)        (7.6)
                                       ----------   ----------   ----------   ----------
        Total Electrical                     45.4         37.6        117.6         89.2

     Power                                   12.5         10.3         32.1         24.1
     Industrial Technology                    4.0          3.0         10.8          7.3
                                       ----------   ----------   ----------   ----------
          Total Operating Income             61.9         50.9        160.5        120.6
                                       ----------   ----------   ----------   ----------

Other expense, net                           (3.1)        (4.4)       (11.6)       (12.0)
                                       ----------   ----------   ----------   ----------

Income Before Income Taxes                   58.8         46.5        148.9        108.6

Provision for income taxes                   17.3         12.1         42.0         28.2
                                       ----------   ----------   ----------   ----------

NET INCOME                             $     41.5   $     34.4   $    106.9   $     80.4
                                       ==========   ==========   ==========   ==========

Earnings Per Share - Diluted           $     0.67   $     0.57   $     1.74   $     1.33

Average Shares Outstanding - Diluted         61.9         60.7         61.5         60.0
                                       ==========   ==========   ==========   ==========

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                           HUBBELL INCORPORATED
                        CONSOLIDATED BALANCE SHEET
                               (in millions)

                                                 (UNAUDITED)     (UNAUDITED)
                                                SEPTEMBER 2004    JUNE 2004    DECEMBER 2003
                                                --------------   -----------   -------------
ASSETS

Cash and temporary cash investments             $        310.7   $     261.9   $       220.8
Short-term investments                                    17.2             -               -
Accounts receivable (net)                                297.3         285.3           227.1
Inventories (net)                                        212.4         222.4           207.9
Deferred taxes and other                                  53.5          52.7            53.5
                                                --------------   -----------   -------------

CURRENT ASSETS                                           891.1         822.3           709.3

Property, plant and equipment (net)                      264.7         276.1           295.8
Investments                                               60.7          77.1            80.1
Goodwill                                                 322.9         323.3           322.7
Intangible assets and other                               89.4          83.7            91.5
                                                --------------   -----------   -------------

TOTAL ASSETS                                    $      1,628.8   $   1,582.5   $     1,499.4
                                                ==============   ===========   =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                $        120.9   $     133.5   $       103.6
Accrued salaries, wages and employee benefits             66.3          60.1            51.1
Accrued income taxes                                      54.2          37.9            34.9
Dividends payable                                         20.1          20.0            19.9
Other accrued liabilities                                 89.0          80.7            78.9
                                                --------------   -----------   -------------

CURRENT LIABILITIES                                      350.5         332.2           288.4

Long-term debt                                           299.0         298.9           298.8
Other non-current liabilities                             83.3          82.7            82.5
                                                --------------   -----------   -------------

TOTAL LIABILITIES                                        732.8         713.8           669.7

SHAREHOLDERS' EQUITY                                     896.0         868.7           829.7
                                                --------------   -----------   -------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY        $      1,628.8   $   1,582.5   $     1,499.4
                                                ==============   ===========   =============

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                              HUBBELL INCORPORATED
                        CONDENSED CONSOLIDATED CASH FLOWS
                                  (in millions)

                                                        (unaudited)
                                                     NINE MONTHS ENDED
                                                       SEPTEMBER 30
                                                      2004       2003
                                                    --------   --------
Operating Activities
   Net Income                                       $  106.9   $   80.4
   Gain on sale of asset                                (1.5)         -
   Depreciation and amortization                        37.5       39.6
   Non-cash special charges                              7.9        2.8
   Changes in working capital                           (9.5)      50.4
   Other, net                                            4.3       16.6
                                                    --------   --------

        Net cash provided by operating activities      145.6      189.8

Supplementary Cash Flow Information

   Capital expenditures                             $  (26.0)  $  (17.0)